Exhibit 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that, to the best of our knowledge and belief, (i) the foregoing Annual Report on Form 10-KSBA of Cardinal Bankshares Corporation (the “Registrant”) for the year ended December 31, 2003 which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 7, 2004	/s/ Ronald Leon Moore

Ronald Leon Moore Chairman, President & Chief Executive Officer

Date: April 7, 2004	/s/ Ray A. Fleming

Ray A. Fleming Executive Vice President, Comptroller & Principal Financial Officer

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